Form C

Cover Page

Name of issuer:

LiquidPiston, Inc.

Legal status of issuer:

Form: Corporation
Jurisdiction of Incorporation/Organization: DE
Date of organization: 6/21/2004

Physical address of issuer:

1292a Blue Hills Ave.
Bloomfield CT 06002

Website of issuer:

http://liquidpiston.com

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

3.0% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

Securities equal to 0% of the securities sold will be issued to the intermediary upon a successful fundraise.

Type of security offered:

- ☐ Common Stock
- ☐ Preferred Stock
- ☐ Debt
- ☑ Other

If Other, describe the security offered:

Convertible Note

Target number of securities to be offered:

100,000

Price:

$1.00000

Method for determining price:

Pro-rated portion of the total principal value of $100,000; interests will be sold in increments of $1; each investment is convertible to one share of stock as described under Item 13.

Target offering amount:

$100,000.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$1,070,000.00

Deadline to reach the target offering amount:

1/2/2019

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

18

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$3,323,728.00	$1,908,774.00
Cash & Cash Equivalents:	$2,347,993.00	$1,094,369.00
Accounts Receivable:	$0.00	$0.00
Short-term Debt:	$364,111.00	$370,794.00
Long-term Debt:	$2,780,149.00	$1,481,000.00
Revenues/Sales:	$3,281,381.00	$953,000.00
Cost of Goods Sold:	$0.00	$0.00
Taxes Paid:	$0.00	$0.00
Net Income:	$122,488.00	($741,201.00)

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

LiquidPiston, Inc.

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding?

☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Nikolay Shkolnik	CTO	Liquid Piston	2007
Tony Tether	Retired Director	DARPA	2016
Alexander Shkolnik	CEO	Liquid Piston	2007
Per Suneby	Managing Director	Sternhill Associates	2016

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Nikolay Shkolnik	CTO	2007
Nikolay Shkolnik	VP of Research and Development	2007
Alexander Shkolnik	CEO	2007
Alexander Shkolnik	President	2007
Alexander Shkolnik	Secretary	2007

For three years of business experience, refer to Appendix D: Director & Officer Work History.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Alexander Shkolnik	500000.0 Common Stock	50.0
Nikolay Shkolnik	500000.0 Common Stock	50.0

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

Financing Risk: Developing an engine is a time consuming and expensive process. The current financing provides funding to complement certain government contracts. The company will rely on raising a Series A, later in 2018 or 2019 to accelerate commercial adoption of the technology. While we think it is likely we will raise this round, this is not guaranteed, and the company requires external financing until it is self sufficient.

Technical Risk: The basic operating principles of the 'X' Engine have been established; however, optimization remains in order to reach the full potential of the cycle and the thermodynamic cycle. In order to commercialize the technology, the engine technology may need to be matured to further 1) attain durability targets sufficient for the application; 2) attain any certification requirements, including durability, emissions, or other requirements, as established by the EPA, or the military, or otherwise as required by a customer; 3) the engine design must be iterated toward volume production, and it is not known yet exactly what the engine will cost in production, as it will be highly dependent on final application and customer requirements; other application specific requirements may be required.

Commercialization Risk: LiquidPiston develops technology for engines. Our business model relies on potential strategic partners to 1) assist in co-development of the engine by either funding a portion of development, or investing in-kind resources to assist in the development; and 2) adopt the LiquidPiston engine technology on a licensing basis. The automotive space is known to be especially difficult for a new entrant, which is the reason we have chosen the military and small-engine markets to start, rather than going direct to automotive. However, even in these spaces, there has been no markedly new engine designs that have been successfully commercially adopted since the Wankel engine was developed in the 1960s.

Our future success depends on the efforts of a small management team. The loss of services of the members of the management team may have an adverse effect on the company. There can be no assurance that we will be successful in attracting and retaining other personnel we require to successfully grow our business.

Customers are currently concentrated to two government programs. These programs focus on initial R&D efforts, and are not guaranteed to continue to mature into future programs.

Our business model relies on partners to license, co-develop and manufacture engines. If partners do not take on this capital intensive initiative, the company would require significant additional financing to bring the engines to market.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The Company intends to use the net proceeds of this offering for working capital and general corporate purposes, which includes the specific items listed in Item 10 below. While the Company expects to use the net proceeds from the Offering in the manner described above, it cannot specify with certainty the particular uses of the net proceeds that it will receive from from this Offering. Accordingly, the Company will have broad discretion in using these proceeds.

10. How does the issuer intend to use the proceeds of this offering?

If we raise: **$100,000**

Use of Proceeds: 97% will cover general operations until potential follow-on financing, which may include government contracts, and a Series A equity investment is obtained. The company will continue technical development, including durability development, emissions measurements, and work to support, initialize, and procure government and partner programs. 3% Wefunder Intermediary fee

---

If we raise: **$1,070,000**

Use of Proceeds: In addition to above, this funding will cover general operations until potential follow-on financing, which may include government contracts, and a Series A equity investment is obtained. The company will continue technical development, including durability development, emissions measurements, and work to support, initialize, and procure government and partner programs. 3% Wefunder Intermediary fee

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

If we reach our target offering amount prior to the deadline, we may conduct an initial closing of the offering early if we provide notice about the new offering deadline at least five business days prior to the new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment). Wefunder will notify investors if we conduct an initial closing. Thereafter, we may conduct additional closings from time to time at our and Wefunder’s discretion until the deadline date.

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor's commitment will typically be recorded within a few minutes. The commitment will also be available on the Investor's "My Investments" screen on the wefunder.com website. After the offering closes, the contract will be counter-signed by the Company. The executed investment contract will then be sent to the investor via email, and is also available to download on the "My Investments" screen.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. Investments may be in book entry form. This means that the Investor may not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen. At the option of the Company, you may receive an electronic certificate.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 480 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 480 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by Investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

Convertible note with **$35M valuation cap**; **4% interest**.

See exact security attached as Appendix B, Investor Contracts.

The Convertible Notes. We are offering securities in the form of a Convertible Notes, which provides Investors the right to **Series A1 Preferred Stock** in the Company ("**Preferred Stock**"), when and if the Company sponsors an equity financing yielding gross proceeds to the Company of at least $3,000,000 that involves **Series A Preferred Stock**, (the "Qualified Financing"). Series A-1 Preferred Stock will be a shadow series of the Company's Series A Preferred Stock that is identical in all respects to the shares of Series A Preferred Stock issued the Qualified Financing, except that the liquidation preference per share of the of the Shadow Series shall equal the Conversion Price (as summarized below and determined pursuant to Section 3(a) of the Convertible Promissory Note Agreement), with corresponding adjustments to any price-based anti dilution and dividend rights provisions.

"Qualified Financing" means the first sale or issuance by the Company in a single transaction or series of related transactions, of its equity securities to one or more investors in an amount of $3,000,000 or more (excluding equity securities issued by conversion of this Note or other convertible notes of similar substance and tenor.)

Interest: Interest shall accrue from the date of this Convertible Promissory Note (this "Note") on the unpaid principal amount at a simple rate equal to **four percent (4%) per annum**, computed on the basis of a 360-day year, of twelve 30-day months and the actual number of days occurring in the period for which such interest is payable.

*Maturity; Acceleration***.** All unpaid principal, together with any then unpaid and accrued interest and other amounts payable hereunder, shall be due and payable on the earlier of (i) the 24- month anniversary of the date of this note (the "Maturity Date"), provided that if the Company issues additional convertible promissory notes or incurs other indebtedness exclusive of trade debt or bank debt (such additional notes or other indebtedness, "Other Debt") with an earlier maturity date, the Maturity Date of this Note shall be the earliest maturity date of the Other Debt, or (ii) when, upon the occurrence and during the continuance of an Event of Default, such amounts are declared due and payable by Investor or made automatically due and payable, in each case, in accordance with the terms hereof. This Note is one of the "Notes" issued pursuant to the Note Purchase Agreement.

Conversion to Preferred Equity. Based on our Convertible Notes, when we engage in an offering of equity financing yielding gross proceeds to the Company of at least **$3,000,000** that involves **Series A Preferred Stock**, **Investors will receive a number of shares of Series A-1 Preferred Stock** equal to the quotient obtained by dividing the entire principal amount of this Note plus accrued interest by the lesser of:

- (i) the purchase price per share or unit of equity ownership interests paid for the Financing Securities other than through conversion of a Note, or
- (ii) if the valuation for the company is more than **$35,000,000** (the "Valuation Cap"), the price obtained by dividing **$35,000,000** by the aggregate number of outstanding shares of the Company's common stock as of immediately prior to the initial closing of the Next Equity Financing (the "Capped Conversion Price")
- (iii) for investors up to the first $250,000 they will receive a valuation cap of $30,000,000.

Optional Conversion At any time during the thirty (30) days prior to the Maturity Date, the Company or the Investor, by written notice to the other party, may elect to convert all (but not less than all) of the unpaid principal amount of the Note plus all accrued and unpaid interest on this Note (the "Amount Due") into that number of shares of the Company's Optional Conversion Preferred Stock as equals the Amount Due divided by the price per share or unit of equity ownership interests, which price is determined by dividing $35,000,000 by the number of shares or units of the Company's equity ownership interests outstanding on a fully diluted basis immediately before the conversion of this Note under this Section.

Voting Rights. The Investor is not entitled, as a holder of this instrument, to vote or receive dividends or be deemed the holder of Capital Stock for any purpose, nor will anything contained herein be construed to confer on the Investor, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action or to receive notice of meetings, or to receive subscription rights or otherwise until shares have been issued upon the terms described herein. In matters that require noteholder action, then for smaller (<$25K) investors - the lead investor has proxy; When the note converts to preferred stock, the CEO will act as a proxy to vote for any small (<$25K) investors

Major Investors: Investors investing $25,000 or above will receive voting rights upon conversion.

Pro rata Rights: Each holder of Preferred (or one or more of its affiliates) will have a right to purchase its pro rata share of any offering of new securities by the Company, subject to customary exceptions. The pro rata share will be based on the ratio of (x) the number of shares of common stock held by such holder (on an as-converted basis) to (y) the Company's fully-diluted capitalization (on an as converted and as-exercised basis). This right will terminate on the earlier of (i) immediately prior to the Company's initial public offering or (ii) seven years after the financing.

Market stand-off. Holders of Preferred will agree not to effect any transactions with respect to any of the Company's securities within 180 days following the Company's initial public offering, provided that all officers, directors and 1% stockholders of the Company are similarly bound.

Liquidity Events: In the event of a liquidation, dissolution or winding up of the Company, the Preferred will have the right to receive the original purchase price prior to any distribution to the common stock. The remaining assets will be distributed pro rata to the holders of common stock. A sale of all or substantially all of the Company's assets or a merger or consolidation of the Company with any other company will be treated as a liquidation of the Company.

Repurchase: If the Investor **is not** a Major Investor, the Company may repurchase this Note from the Lender prior to a Change of Control or Dissolution Event for the greater of (i) the Principal Sum and (ii) the fair market value of this Note, as determined by an independent appraiser of securities chosen by the Company (such repurchase, the "Repurchase," and such greater value, the "Repurchase Value"); *provided, however*, that, in the event an Equity Financing occurs within three months after the Repurchase and the Repurchase Value is less than the Aggregate Value (as defined below) of the shares of Standard Preferred Stock the Investor would have received had the Repurchase not occurred (where such value is determined by multiplying the number of shares of Standard Preferred Stock by the price per share of the Financing Preferred Stock, and is referred to as the "Aggregate Value"), the Company shall pay to the Investor an amount equal to the difference between the Aggregate Value and the Repurchase Value promptly following the consummation of the Equity Financing. Such independent appraiser shall be regularly engaged in the valuation of securities.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: Major Investors, investing over $25,000 will receive voting rights upon conversion of the shares.
☐ No

16. How may the terms of the securities being offered be modified?

Amendments. Any provision of this instrument (other than the Capped Conversion Price) may be amended, waived or modified as follows:

(a) if the Investor **is not** a Major Investor, any provision of this instrument (other than the Capped Conversion Price) may be amended, waived or modified only upon the written consent of the Company and either (A) the Designated Lead Investor or (B) the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors;

(b) if the Investor **is** a Major Investor, any provision of this Note (other than the Capped Conversion Price) may be amended, waived or modified only upon the written consent of the Company and the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors who are Major Investors; and

(c) regardless of whether the Investor **is** or **is not** a Major Investor, the Capped Conversion Price may be amended, waived or modified only upon the written consent of the Company and the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the one year period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights
Common Stock	2,000,000.0	1,000,000.0	Yes
Debt Securities	2785149	2785149	No

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	200,000

Describe any other rights:

The company has $2,785,149 in outstanding convertible notes (unsecured, converted to equity if not repaid in 36 months, issue dates range from Feb 2016 through May 2018).

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Because the Investor holds no voting rights, the holders of a majority-in-interest of voting rights in the Company could limit the Investor's rights in a material way. For example, those interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offerings (including potentially a public offering).

These changes could result in further limitations on the voting rights the Investor will have as an owner of equity in the Company, for example by diluting those rights or limiting them to certain types of events or consents.

To the extent applicable, in cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional equity, an Investor's interest will typically also be diluted.

Based on the risk that an Investor's rights could be limited, diluted or otherwise qualified, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

Additional risks related to the rights of other security holders are discussed below, in Question 20.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

Certain outstanding convertible notes may have different terms (e.g. valuation cap, interest rate, discount rate.)

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, **the shareholders** may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, **the shareholders** may change the terms of the articles of incorporation for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. **The shareholders** may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The shareholders have the right to redeem their securities at any time. **Shareholders** could decide to force the Company to redeem their **securities** at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional stock, an Investor's interest will typically also be diluted.

Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The offering price for the securities offered pursuant to this Form C has been determined arbitrarily by the Company, and does not necessarily bear any relationship to the Company's book value, assets, earnings or other generally accepted valuation criteria. In determining the offering price, the Company did not employ investment banking firms or other outside organizations to make an independent appraisal or evaluation. Accordingly, the offering price should not be considered to be indicative of the actual value of the securities offered hereby.

In the future, any value given the notes by the Company will be determined by the board of directors in accordance with U.S. generally accepted accounting principles. If the notes are traded on a market and their price is readily available, they will be valued based on their trading prices. Otherwise, they will be valued at fair market value as determined in good faith in accordance with generally accepted standards on a quarterly basis. For example, the notes may be valued based on principal plus anticipated interest payments over the course of the term of the loan. Valuation determinations will be reviewed no less than annually by the Company's board of directors.

In the future, we will perform valuations of our common stock that take into account factors such as the following:

- unrelated third party valuations of our common stock;
- the price at which we sell other securities, such as convertible debt or preferred stock, in light of the rights, preferences and privileges of our those securities relative to those of our common stock;
- our results of operations, financial position and capital resources;
- current business conditions and projections;
- the lack of marketability of our common stock;
- the hiring of key personnel and the experience of our management;
- the introduction of new products;
- the risk inherent in the development and expansion of our products;
- our stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;
- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;
- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and
- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Board Of Directors, and the Investor will have no independent right to name or remove an officer or member of the Board Of Directors of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

<u>Additional issuances of securities.</u> Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

<u>Issuer repurchases of securities.</u> The Company may have authority to repurchase its securities from shareholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company and the Board of Directors of the Company to manage the Company so as to maximize value for shareholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company and the Board of Directors of the Company. If the Board Of Directors of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management and Board of Directors of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its shareholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

Convertible Note

Issue date	02/27/16
Amount	$251,000.00
Valuation cap	$2,700,000.00

Convertible Note

Issue date	09/24/16
Amount	$1,230,000.00
Valuation cap	$15,000,000.00

Convertible Note

Issue date	04/08/17
Amount	$999,999.00
Valuation cap	$25,000,000.00

Convertible Note

Issue date	09/12/17
Amount	$299,150.00
Valuation cap	$25,000,000.00

Convertible Note

Issue date	05/24/18
Amount	$200,000.00
Interest rate	4.0% per annum
Discount rate	0.0%
Valuation cap	$30,000,000.00
Maturity date	05/24/21

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
2/2016	Regulation D, Rule 506(b)	Convertible Note	$251,000	General operations
9/2016	Regulation D, Rule 506(b)	Convertible Note	$1,230,000	General operations
4/2017	Regulation Crowdfunding	Convertible Note	$999,999	General operations
9/2017	Regulation D, 506(c)	Convertible Note	$299,150	General operations
5/2018	Regulation D, Rule 506(b)	Convertible Note	$200,000	General operations

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☑ Yes
☐ No

For each transaction specify the person, relationship to issuer, nature of interest in transaction, and amount of interest.

Name	Alexander and Nikolay Shkolnik
Amount Invested	$0.00
Transaction type	Other
Issue date	01/13/16
Relationship	Alexander is cofounder/CEO of LPI, Nikolay is cofounder/CTO of LPI

On January 13, 2016, the company entered into a reverse merger with LiquidPiston Holdings, Inc., with LiquidPiston, Inc. as the surviving entity. LiquidPiston Holdings was owned by Alexander and Nikolay Shkolnik. Previous debt holders were repaid a portion of debt. All remaining debt was converted to stock. All previous equity was cancelled as a result of the merger. Total repayment of debt and payout to stock holders by LiquidPiston Holdings Inc was $566,000.

In November 2015, $2.25 million of the Company's secured convertible promissory notes, plus interest, were called by senior lenders.

The Company had no means to repay the loans—the Company's outstanding liabilities were far in excess of assets. The Company was financially insolvent and in need of an immediate cash infusion to avoid dissolution. Without such infusion, immediate foreclosure was threatened by lenders, and the Company lacked sufficient capital to continue to meet operating needs.

On December 1, 2015, the company Management purchased all equity and convertible note holding from Adams Capital Management.

In December 2015, the company Management approached the Company and lenders with a term sheet relating to a Management Buyout / Merger in order to grant the Company the cash infusion necessary to continue operations, satisfy lenders and provide return to its stockholders. This was the only offer received by the Company. The term sheet was subsequently negotiated on behalf of the Company by an independent director, who was able to negotiate such terms with the Company's senior lenders as to avoid foreclosure and to increase the consideration offered by Management.

On December 14, 2015, the Board unanimously approved the term sheet relating to the Merger, which was subsequently enacted on January 13, 2016. On that date, LiquidPiston, Inc. merged with LiquidPiston Holdings, Inc. This Holdings Company was setup and owned by Company Management. As part of the merger, LiquidPiston Inc. paid back a portion of the Notes outstanding, as partial repayment to the note lenders, and the balance of the notes were converted into Series D preferred stock. All preferred shares in the company were then converted into Common Stock, and as consideration for the merger, LiquidPiston Holdings Inc., paid an additional sum that was distributed amongst all shareholders. Subsequently, as part of the Merger, all equity, convertible notes, and stock options in LiquidPiston, Inc., were cancelled. LiquidPiston, Inc. was the surviving entity in the merger. Nikolay Shkolnik and Alexander Shkolnik each owned 50% of the surviving entity.

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Management's Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this offering. Some of the information contained in this discussion and analysis, including information regarding the strategy and plans for our business, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

Engines are dirty, and physics tells us we can do better! We've developed an optimized thermodynamic cycle and built a fundamentally new combustion engine that's cleaner, cheaper, quieter, and smaller. An electric vehicle using LiquidPiston's engine, combined with a small battery pack, could have a lower CO_2 footprint compared to plug-in electric vehicles.

The thermodynamic cycle dictates the overall efficiency and power conversion by an engine; LiquidPiston's new cycle represents the first major leap forward in combustion engine technology in 85 years. We've exceeded objectives in several multi-million dollar government contracts, and received follow-up funding to continue R&D. We are in discussions with multiple large enterprise customers for potential licensing deals. Initially, we will be focused on military applications. We won't stop, however, until we overturn the entire $400 Billion combustion engine market.

Milestones

LiquidPiston, Inc. was incorporated in the State of Delaware in June 2004.

Since then, we have:

- Developed an optimized thermodynamic cycle and a new type of rotary combustion engine. The rotary 'X' engine is compact, lightweight, and fuel efficient. The technology can be scaled from a few hp to hundreds of hp. LiquidPiston is a technology company (not an engine manufacturer) - which provides custom engine development services and technology licensing.
- 45 patents issued or pending internationally
- Developed the 70cc "X mini" engine, a 3-5hp gasoline engine the size of a honeydew melon. Measured increased efficiency over comparable per-cylinder displacement gasoline engine. This engine is being inserted into a 2 kWe hybrid electric generator for military application.
- Developed the 750cc "X-4", a 40hp rotary Diesel X engine Alpha Prototype. The engine could ultimately be packaged into a 11" box, weighing 40lbs, with a target of up to 45% brake thermal efficiency.
- Completed $1 Million "seedling" program with DARPA in 2015.
- Awarded 2 DoD contracts in Sept 2016, totaling $5.5M in non-dilutive funding. Awarded additional $2.5M in October 2017.
- $460 billion total addressable market; starting with military industry and handheld engine.

Historical Results of Operations

- *Revenues & Gross Margin.* For the period ended December 31, 2017, the Company had revenues of $3,281,381 compared to the year ended December 31, 2016, when the Company had revenues of $953,000. Our gross margin was 100.0% in fiscal year 2017, compared to 100.0% in 2016.
- *Assets.* As of December 31, 2017, the Company had total assets of $3,323,728, including $2,347,993 in cash. As of December 31, 2016, the Company had $1,908,774 in total assets, including $1,094,369 in cash.
- *Net Income.* The Company has had net income of $122,488 and net losses of $741,201 for the fiscal years ended December 31, 2017 and December 31, 2016, respectively.
- *Liabilities.* The Company's liabilities totaled $3,144,260 for the fiscal year ended December 31, 2017 and $1,851,794 for the fiscal year ended December 31, 2016.

Related Party Transaction

Refer to Question 26 of this Form C for disclosure of all related party transactions.

Liquidity & Capital Resources

To-date, the company has been financed with $2,980,149 in convertibles.

After the conclusion of this Offering, should we hit our minimum funding target, our projected runway is 6 months before we need to raise further capital.

We plan to use the proceeds as set forth in this Form C under "Use of Funds". We don’t have any other sources of capital in the immediate future.

We will likely require additional financing in excess of the proceeds from the Offering in order to perform operations over the lifetime of the Company. We plan to raise capital in 6 months. Except as otherwise described in this Form C, we do not have additional sources of capital other than the proceeds from the offering. Because of the complexities and uncertainties in establishing a new business strategy, it is not possible to adequately project whether the proceeds of this offering will be sufficient to enable us to implement our strategy. This complexity and uncertainty will be increased if less than the maximum amount of securities offered in this offering is sold. The Company intends to raise additional capital in the future from investors. Although capital may be available for early-stage companies, there is no guarantee that the Company will receive any investments from investors.

Runway & Short/Mid Term Expenses

LiquidPiston, Inc. cash in hand is $2,153,623.86, as of April 2018. Over the last three months, revenues have averaged $293,366/month, cost of goods sold has averaged $0/month, and operational expenses have averaged $289,466.67/month, for an average net margin of $3,899.33 per month.There have been no material changes since the time of our financials; the revenue and expenses have remained approximately flat in the first half of 2018, and are comparable to 2017.

Over the next 3 months, revenues and expenses will be stable. We are targeting an additional capital raise within 6 months, which will allow the company to expand operations. One of our government programs concludes in October 2018, and there is no guarantee of extension. This program amounts to approximately $200K/month in revenues.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:
   A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No
   B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No
   C. engaging in savings association or credit union activities?☐ Yes ☑ No
ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No
ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No
iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No
ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and

- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

http://liquidpiston.com/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Exchange Act Sections 13(a) or 15(d);
2. the issuer has filed at least one annual report and has fewer than 300 holders of record;
3. the issuer has filed at least three annual reports and has total assets that do not exceed $10 million;
4. the issuer or another party purchases or repurchases all of the securities issued pursuant to Section 4(a)(6), including any payment in full of debt securities or any complete redemption of redeemable securities; or the issuer liquidates or dissolves in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

- Liquid Piston Convertible Note
- Liquid Piston Early Bird

Appendix C: Financial Statements

- Financials 1

Appendix D: Director & Officer Work History

- Alexander Shkolnik
- Nikolay Shkolnik
- Per Suneby
- Tony Tether

Appendix E: Supporting Documents



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INVEST IN LIQUIDPISTON

First wholly new combustion engine / cycle in 85+ years

$0
raised of $100K goal

$1,000 min INVEST
by Wefunder Portal LLC

Convertible Note

$35M valuation cap | **4**% interest

A Convertible Note is debt that converts to equity. If you invest, you're betting the company will be worth more than $35M in the future.

INVEST $25K FOR VOTING AND PRO RATA RIGHTS.

EARLY BIRD BONUS: $30M Valuation Cap

Investors who fund up to the first $250K of this fundraise will invest in a convertible note with a valuation cap of $30.

INVESTOR PERKS

$1,000+	LiquidPiston T-Shirt

> *Engines are dirty, and physics tells us we can do better! We've developed an optimized thermodynamic cycle and built a fundamentally new combustion engine that's cleaner, cheaper, quieter, and smaller. Compared to piston engines, our "X" rotary engine can be ~5-10x smaller and lighter than a Diesel, and up to 2x more efficient than a gasoline engine. An electric vehicle using LiquidPiston combined with a small battery pack could have a lower CO2 footprint compared to plug-in electric vehicles.*



Alexander Shkolnik
CEO, LIQUIDPISTON

OUR AMBITION

We can’t overstate how important our new thermodynamic cycle is - this is the first leap forward in combustion engine technology in 85 years. We’ve exceeded objectives in several multi-million dollar government contracts, and received follow-up funding to continue R&D. We have huge enterprise customers lining up for potential licensing deals. Initially, we will be 100% focused on military applications. We won’t stop, however, until we overturn the entire $400 Billion combustion engine market.

KEY FACTS

- New engine architecture could improve fuel efficiency by up to 2x over a gasoline engine while reducing size and weight by up to 10x over a diesel engine.
- 45 patents issued or pending in the U.S. and internationally.
- Our 70cc "X mini" engine is a 3-5hp gasoline engine the size of a honeydew melon. Measured 50% increased efficiency over comparable per-cylinder displacement gasoline engine. The engine is being inserted into a 2kwe hybrid electric generator for Army applications.
- Our 750cc "X-4" engine is a 40hp rotary Diesel X engine "Alpha" prototype, which ultimately may fit in an 11" box while weighing just 40 pounds.
- Completed $1M "seedling" program with DARPA in 2015.
- Awarded 2 DoD contracts in Sept 2016 totaling $5.5M in non-dilutive funding. Awarded an additional $2.5M in October 2017.
- $460 billion total addressable market; starting with military industry and handheld engine.

DOCUMENTS

LPI_Pitch_Deck.pdf

liquidpiston.com *from Bloomfield CT* HARDWARE TECH AUTOMOTIVE CLEAN TECH

Why I Like LiquidPiston

I like to invest in companies that have two key ingredients -- important new technology AND great people. I feel LiquidPiston has both. Their engine is a fundamentally new and important breakthrough, with broad commercial and military applications. And the entrepreneurial management team is truly impressive -- brilliant, high-energy, pragmatic, and totally committed. I'm thrilled to be able to play even a small part in making this company successful.



Bob Stearns

LIQUID PISTON INVESTOR. MANAGING DIRECTOR OF STERNHILL ASSOCIATES AND FORMER CTO OF COMPAQ - INVESTED IN LIQUIDPISTON

The big advantage of a pistonless rotary engine is its high power to weight ratio, reduced weight, and simplicity.

Wired

DARPA Project Manager Mark Gustafson, who has led high-profile projects for the military such as the $6 billion propulsion system for the F-35, sees great promise in the LiquidPiston technology.

Popular Mechanics

We developed what we call the X4 engine, which is like the old Wankel rotary engine, but flipped inside out. It solved a lot of the challenges the Wankel used to have while giving it this new thermodynamic cycle upgrade... Our engine has the potential to be very quiet. There's no piston slap, for instance, so the only real noise is from the gears and combustion. So, it's relatively quiet.



Alec Shkolnik

CEO of Liquid Piston

"Engines are dirty, and physics tells us we can do better! We've developed an optimized thermodynamic cycle and built a fundamentally new combustion engine that's cleaner, cheaper, quieter, and smaller. Compared to piston engines, our "X" rotary engine can be ~5-10x smaller and lighter than a Diesel, and up to 2x more efficient than a gasoline engine. An electric vehicle using LiquidPiston combined with a small battery pack could have a lower CO_2 footprint compared to plug-in electric vehicles.



Alexander Shkolnik

CEO of Liquid Piston

DARPA believes that there is potential for a family of high-efficiency, compact, lightweight heavy-fuel engines. If fully successful, this project will provide proof of concept that our challenging objectives are achievable and pave the way for potential new capabilities in ground, air, and maritime applications.

Mark Gustafson

DARPA program manager

The company develops and licenses compact & efficient power solutions based on an optimized thermodynamic cycle and a new type of rotary engine architecture. The patented high-efficiency cycle is the biggest leap forward in combustion engine technology over the last 85 years, and holds great promise as the preferred future propulsion solution for both military and heavy commercial drones.



Randy Goers

Founder of The Drone Radio Show

We started with the mission statement of building an engine that would have much higher efficiency, consume less fuel, be smaller, and quieter. We wanted to create an engine that is better than every other engine on any single parameter. We were very ambitious!

Nikolay Shkolnik

The engine... has just two moving parts: a rotor and a shaft to transfer power from the engine. Minimal moving parts means the engine is smaller, lighter, more reliable and quieter than a conventional piston-fired engine. It's also smoother, which, if you've ever used a weed whacker or leaf blower, you'll consider a big plus.

Jordan Golson

Writer for WIRED

With the X Mini's High Efficiency Hybrid Cycle (HEHC) design, the volume remains constant: no undulating piston exists to alter the operating environment inside the cylinder. By applying near maximum pressure into this consistent environment, the result is a more efficient combustion cycle. Fewer parts mean lower vibrations and fewer potential mechanical problems.



Michael Kanellos

Contributor to Forbes Magazine

The nation would benefit greatly from the development of a high-power-density, energy-efficient engine that could operate on heavy hydrocarbon fuels. We are excited about the plans to develop and test key technologies that could help achieve that goal, and look forward to LiquidPiston's efforts to accelerate progress in this important field of work.

Mark Gustafson

DARPA Project Manager

I like to invest in companies that have two key ingredients -- important new technology AND great people. I feel LiquidPiston has both. Their engine is a fundamentally new and important breakthrough, with broad commercial and military applications. And the entrepreneurial management team is truly impressive -- brilliant, high-energy, pragmatic, and totally committed. I'm thrilled to be able to play even a small part in making this company successful.



Bob Stearns
Former CTO of COMPAQ

NEW ATLAS

LiquidPiston unveils X Mini engine

Back in 2012, Gizmag looked at LiquidPiston's X2 rotary engine and now the company is back with the 70 cc X Mini engine, which LiquidPiston's President and Co-Founder, Dr Alexander Shkolnik unveiled on Wednesday at the SAE International/JSAE 2014 Small
June 25, 2018 @ newatlas.com

SAE INTERNATIONAL

Preliminary Development of a 30 kW Heavy Fueled Compression Ignition Rotary 'X' Engine with Target 45% Brake Thermal Efficiency

This paper presents initial progress in the development of LiquidPiston's 'X4', a 30 kW heavy-fueled rotary compression ignition engine prototype. The X4 is the newest version of the unique rotary 'X' engine architecture. This development is partially funded by the
June 25, 2018 @ sae.org

MilitaryTimes

Quieter military drones that fly farther? The Pentagon thinks this engine could be the answer

Most people haven't heard of the engine created by Felix Wankel in the 1960s, but its derivatives may end up powering the military's future unmanned aerial vehicles. Despite a compact design that allows it to run at higher speeds and produce more power than
June 20, 2018 @ militarytimes.com

DRONE RADIO SHOW

The Next Generation UAV Engines: Alec Shkolnik, Liquid Piston - Drone Radio Show

What might the next generation UAV engines look like? For that question, we turn to Alec Schlonik, co-founder and CEO of LiquidPiston, a Connecticut based company that is revolutionizing next-generation engine development. The company develops and licenses
May 7, 2018 @ droneradioshow.com

MIT

MIT Corporate Relations and MIT Startup Exchange announce STEX25 additions

MIT Startup Exchange is pleased to announce the addition of seven companies to its roster of STEX25 startups. New additions to the program include: Asimov (programmable living cells), Feature Labs (data science automation), Form Energy (renewable energy
April 27, 2018 @ ilp.mit.edu

MOTOR TREND

13 Tech Trends Worth Watching, From the 2018 SAE World Congress - Motor Trend

The Society of Automotive Engineers' annual World Congress-WCX18 in abbrev-speak-aims to be the SXSW of the car-biz's nerd-illuminati. "Better mousetraps" for accomplishing nearly anything mechanical or electronic onboard a vehicle are displayed
April 24, 2018 @ motortrend.com

COMMERCIAL UAV NEWS

LiquidPiston Enters the UAV Arena with a Revolutionary Rotary Engine - Commercial UAV News

On March 6th, LiquidPiston Inc., an advanced internal combustion engine technology company, announced its intention to enter the UAV market with a revolutionary rotary engine aimed at powering medium-sized drones. As part of the company's push into the
April 2, 2018 @ expouav.com

SAE INTERNATIONAL

X marks the spot

LiquidPiston Inc. has developed a new engine that can run on multiple fuels, including diesel, jet fuel, and gasoline. This platform uses an optimized thermodynamic cycle and a new rotary engine architecture and could increases flight endurance over conventional
March 22, 2018 @ sae.org

Green Car Congress

LiquidPiston receives $3M Rapid Innovation Fund award from US Army for 2kW hybrid-electric genset

LiquidPiston, Inc. (LPI), a developer of advanced multi-fuel-capable rotary combustion engine technology, has been awarded a $3-million Rapid Innovation Fund (RIF) award from the US Army to develop an innovative ultra-portable 2kW diesel Compact Artillery
June 28, 2017 @ greencarcongress.com

DARPA awards LiquidPiston $2.5M to advance further X4 rotary engine prototype

The US Defense Advanced Research Projects Agency (DARPA) has awarded LiquidPiston Inc. $2.5 million to continue development of a new, patented, high-efficiency, lighter-weight rotary engine. LiquidPiston, a developer of advanced combustion engine
December 14, 2016 @ greencarcongress.com

Sikorsky names LiquidPiston winner of 7th Entrepreneurial Challenge

Sikorsky, a Lockheed Martin company, named LiquidPiston, developer of engines based on its High Efficiency Hybrid Cycle (HEHC) (earlier post), as the winner of the 7th Entrepreneurial Challenge. The Entrepreneurial Challenge, driven by Sikorsky Innovations,
December 2, 2016 @ greencarcongress.com

LiquidPiston: Could This Be The Engine Start-Up That Makes It?

NIkolay Shkolnik says LiquidPiston's X Mini rotary engine can double fuel economy, eliminate noise and vibration and reduce the size of engines by 30% to 75%. Check out the video: a four pound X Mini replaces a 40 pound standard engine in this go kart. But
August 28, 2016 @ forbes.com

LiquidPiston's 4-lb Rotary Engine Shows What it Can Do - SolidSmack

LiquidPiston has invented a new rotary type engine that is piston-less, valve-less, and weighs only four pounds. They published a proof of concept video for the XMv3 engine, shown powering a small go-kart, that builds evidence that the High Efficiency Hybrid
June 28, 2016 @ solidsmack.com

New lightweight LiquidPiston engine unveiled

US-based startup LiquidPiston last week unveiled a new lightweight engine delivering significant advantages over traditional designs. The new engine, called the X Mini is a new gasoline powered engine utilizing a unique new engine architecture. Based off more
June 19, 2016 @ themanufacturer.com

Remodeled Mazda Rotary Engine For EVs, Drones Catches US Military Attention For Oil Problems, Engine Reliability

First Posted: Jun 16, 2016 04:10 AM EDT Electronic vehicles and drones having been using compact machineries similar to go-karts, but a new engine has been unveiled outside the laboratory for the first time. Alexander Shkolnik, co-founder and president of LiquidPiston,
June 16, 2016 @ scienceworldreport.com

Startup Company Creates Rotary Engine That Weighs Four Pounds

Connecticut-based startup LiquidPiston announced today that it has built a compact engine powerful enough to drive a go-kart. The firm's X Mini engine weighs just four pounds and has just three moving parts, yet it can produce 3 horsepower, enough to
June 16, 2016 @ msn.com

Este motor de combustión ruso del tamaño de un iPhone tiene 5 CV y puede impulsar un kart

Cada cierto tiempo alguien inventa un nuevo tipo de motor con la idea de revolucionar el mercado automovilístico. El ingeniero mecánico ruso Nikolai Shkolnik tenía otra idea en mente, y quizá por ello su motor de apenas dos kilos de peso ya cuenta con el respaldo
June 16, 2016 @ es.gizmodo.com

LIquidPiston's tiny but powerful rotary engine could usher in a new era for drones

Building the perfect engine for a drone is no easy task. They require small, high-powered engines with a high level of fuel efficiency and minimal vibrations - particularly if they're being used for filming or taking measurements. Those challenging specs may put off all
June 15, 2016 @ digitaltrends.com

LIquidPiston's tiny but powerful rotary engine could usher in a new era for drones

"We started with the mission statement of building an engine that would have much higher efficiency, consume less fuel, be smaller, and quieter," says Nikolay Shkolnik. "We wanted to create an engine that is better than every other engine on any single
June 15, 2016 @ finance.yahoo.com

How a 4-Pound Engine Can Replace a 40-Pound Engine

Connecticut-based startup LiquidPiston announced today that they have built a small, compact engine that is powerful enough to drive a go-kart. Their X-mini engine weighs just 4 pounds and has three moving parts, and yet can produce 3 horsepower, enough to
June 14, 2016 @ popularmechanics.com

A Powerful Yet Tiny Engine Inches Closer to Powering EVs and Drones

A go-kart isn't the most obvious place to find the engine that could change how cars, drones, and anything else with a motor gets around, but it makes sense when you think about it. Karts are small, cheap, and crazy fun. "It's a thrilling ride," says Alexander
June 14, 2016 @ wired.com

LiquidPiston Signs $1M Agreement with DARPA to Develop Fuel-Efficient, Lightweight, Heavy-Fueled, Rotary Combustion Engine Technologies for the U.S. Military | Business Wire

LiquidPiston, Inc., a developer of advanced combustion engine technology, today announced that the company has signed a $1 million agreement with the
April 23, 2015 @ businesswire.com

New Rotary Engine Lands $1 Million DARPA Contract

We love when a tiny company does big things. LiquidPiston, Inc., of Bloomfield, CT, recently signed an agreement with the U.S. Defense Advanced Research Projects Agency, better known as DARPA, to use the hyper-efficient rotary engine technology for military
April 23, 2015 @ popularmechanics.com

Small engine packs a punch

Noise, excessive vibration, and relative inefficiency are drawbacks of the piston-based internal combustion engines (ICE) that power today's lawn and garden equipment, such as leaf blowers and lawn trimmers. But now MIT startup LiquidPiston has developed a
December 5, 2014 @ news.mit.edu

LiquidPiston Unveils Very Small 5-horsepower, 70cc Rotary Engine - EngineLabs

A new 70cc rotary 4-stroke engine that's a little bigger than an iPhone yet could pump out five horsepower was unveiled by LiquidPiston at last week's SAE International/JSAE 2014 Small Engine Technology Conference in Italy. Called the X Mini, the compact, power-dense
November 24, 2014 @ enginelabs.com

Compact Rotary engine is a petite powerhouse

There's a new spin on the rotary engine. Liquid Piston, a Connecticut-based engineering firm, has turned the classic Wankel engine design inside out to create a more efficient, and cleaner-burning motor. The X Mini is a little powerhouse with a core that weighs just
November 24, 2014 @ foxnews.com

This Tiny Engine Could Make Leaf Blowers Sound Less Like Jets

Big engines like the 707-horsepower monster Dodge put in the Challenger Hellcat or Volvo's little four-cylinder that makes 425 ponies get all the attention these days. But there are millions of tiny engines doing tiny things (think garden trimmers, leaf blowers,
November 21, 2014 @ wired.com

LiquidPiston unveils X Mini engine

Back in 2012, Gizmag looked at LiquidPiston's X2 rotary engine and now the company is back with the 70 cc X Mini engine, which LiquidPiston's President and Co-Founder, Dr Alexander Shkolnik unveiled on Wednesday at the SAE International/JSAE 2014 Small
November 20, 2014 @ gizmag.com

Green Car Congress: LiquidPiston unveils 70cc rotary gasoline engine prototype embodying HEHC; power dense, low-vibration

Print this post LiquidPiston X1 engine features three separate combustion chambers creating 3 power strokes per revolution for high power density. Source: LPI. Click to enlarge. LiquidPiston, Inc. (LPI) the developer of engines based on its High Efficiency
November 19, 2014 @ greencarcongress.com

Small Engine Fuels Big Ideas: Quieter, Lighter And More Efficient

LiquidPiston Inc. has an iPhone-sized engine it says could lead to quieter power generators, lighter weed-whackers, and more efficient unmanned flying drones. At 4 pounds, the three-horsepower X Mini gasoline engine, which the Bloomfield company
November 19, 2014 @ courant.com

Super-efficient, unconventional ICEs take aim at Otto and Diesel

Today's combustion engines typically are only 20-30% efficient at part-load operating conditions, resulting in poor average fuel economy-and inspiring powertrain designers to reach further. Imagine new internal combustion engines (ICEs) that promise part-load
April 24, 2012 @ articles.sae.org

Combustion Engines Haven't Been Updated in 100 Years

Over 120 years ago, the thermodynamic cycles for Otto (gasoline) and Diesel cycles for internal combustion engines were developed—and the piston engine design hasn't changed much since the days of Henry Ford. LiquidPiston has designed a totally new type of rotary internal combustion engine technology. The design is new. The thermodynamic cycle is new; the approach is rooted in physics and optimization. The engine is up to 2x more efficient than comparable powered gasoline engines in production today, and up to 10x smaller and lighter than comparable Diesel engines.


Old 35 hp
New 40 hp



Multi-Fuel Capable

Much like a piston engine can be configured to run on different fuels, the LiquidPiston engine can do the same. We have demonstrated the engine on gasoline, Diesel, kerosene, and JP8 fuels. Our most advanced engine prototype, the 70cc Spark-Ignited XMv3 engine, has successfully run multiple types of fuel in a single configuration, including gasoline and kerosene. Our 300cc X4 concept is intended to run Compression Ignition on Diesel.

Piston Engine vs. LiquidPiston

Today's gasoline engines, in a typical automotive drive cycle, only convert about 20% of the available energy in the fuel into useful mechanical work, and 80% of the energy is then wasted as heat in the exhaust, or out the radiator.

Our approach fundamentally changes the thermodynamic cycle of the engine to make a much more efficient engine. As a result, our engine has the potential to be up to two times more efficient than a gasoline engine, while also being incredibly power dense – about 10 times smaller and lighter than any other diesel engine out there; it is also quieter, and has near zero vibration. In addition, the X Engine is incredibly simple – it has just two primary moving parts, and yet it achieves three combustion events per rotor revolution, resulting in tremendous power density.



Video: Old School Engine Inefficiency

The traditional combustion process is far from ideal. Today's engines rely on injecting, mixing, and burning the fuel while the piston is near "Top Dead Center", but it takes a long time. By the time the engine is actually burning the fuel, the piston is already expanding and the pressures are dropping due to expansion which fight the combustion, so the engine is not efficiently converting the heat from combustion into mechanical work.

Video: Liquid Piston Efficiency

The 'X' rotary engine allows for a longer period to burn all of the fuel at a nearly constant combustion chamber volume. The arc of the rotor matches the arc of the housing, which means that the rotor can continue turning at high speed while the combustion chamber volume remains approximately constant for a longer period. This gives the engine more time to burn the fuel resulting in a much more complete combustion process before it starts expanding the gases. Constant Volume combustion has been shown, thermodynamically, to improve efficiency by 50% over a Diesel engine.

2

More efficient than other gas engines

10

Smaller and lighter than comparable diesel engines

3

Combustion events per rotor revolution

"Today, a 30kw diesel generator weighs 2750 pounds. Imagine the impact if we can reduce that to less than 200 pounds! Such an ultra-portable generator can be used in new applications, for example to charge the battery of an Electric Vehicle (REV), or enable hybrid electric drones."



Alexander Shkolnik
FOUNDER & CEO LIQUID PISTON

LiquidPiston vs. Wankel Rotary Engine



Old-Style Wankel Rotary Engine

READ MORE OF THE STORY

Meet the Founders

The founders are a father and son team: Nikolay Shkolnik holds a PhD in Physics from UConn, and is a recognized expert in the field of TRIZ (Theory of Inventive Problem Solving) – an systematic approach to innovation. Alexander Shkolnik holds a PhD from MIT's CSAIL lab. The rest of the team consists of 7 employees with degrees or work experience in combustion engine development.


engineexpo2013

Alexander Shkolnik

CEO

Entrepreneur, R&D technology developer/program manager, and technical specialist, with experience in applying his knowledge to living neuronal networks to robots to internal combustion engines.



Nikolay Shkolnik

CTO

Ph.D., Physics, General Relativity. Winner of Motorola Award for Creativity. Former clean energy program manager and TRIZ specialist, at GEN3 Partners.

Raised $2,980,149 from 739+ Investors

FUNDING HISTORY

Building on **$20M** Invested Previously Into The Technology Development

This is a seed round. Initial funders include Bob Stearns, former CTO of Compaq; Jim Marsh, Retired Director of Lockheed Martin;

Bob Stearns

Barnaby Zelman

Career in international trade and specialty chemical exporting and licensing worldwide. Pilot, investor, collector, and family man.

Misty Guevara

Andrew Douglas VanderPloeg

Passionate about everything business. Finance Manager at Boston Globe Media Partners. Babson (Olin) 2017 MBA Candidate

Walter Robinson

James Harbal

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Interview

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WF: What does Liquid Piston do?

LP: We created a new type of internal combustion engine. Our mission is to develop a totally new type of rotary internal combustion engine technology, by innovating the fundamentals of how engines work – how the fuel is converted to work and how the physical engine platform is made and functions.

Our technology is really grounded in physics, and we're trying to fundamentally change the thermodynamics of the engine to make a much more efficient cycle.

It's been over 100 years since the current thermodynamic cycles for a combustion engine – basically how all heat engines operate – were introduced to the market. We all know these cycles as the gasoline (Otto) and diesel cycles operating in virtually all engines around us. The cycle describes the underlying physics of the engine. Not only have we developed an optimized cycle, but we've built prototype engines to implement this new cycle.

We're also embodying that cycle in a new type of engine design that offers still more efficiency, while also being extremely compact and lightweight. Our engine will be up to 10 times smaller and lighter than any other diesel engine out there, is quieter, and has near zero vibration, while potentially doubling the fuel efficiency over a gasoline engine, depending on the application and usage pattern.

In 2016, when we did our first round of fundraising, we were working on a small seedling program with DARPA. They asked us to look at a few key technical risk areas, and we successfully accomplished those. They wanted to resolve some key questions before starting a completely new engine program. At the end of 2016, we kicked off a clean-sheet engine program. That new development program features a 40 horsepower (HP) engine, and the objective is to really advance the state-of-the-art for engine efficiency and power-to-weight, especially for heavy-fueled engines, diesel and jet-fueled engines, which the military relies on. That in itself was a multi-phased program. We successfully completed the first phase of that program in September of 2017.

WF: How is it better than the current internal combustion engine?

WF: What are the initial use cases?

WF: In the long term, what kind of products will use your engine?

WF: How long have you been working on this?

WF: How technically challenging is what you've built?

WF: Will you manufacture the engines yourself or outsource it?

WF: How many patents do you have and what stage are they in?

WF: Do you have customers right now?

WF: Why is the military an ideal first customer for you?

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ASK QUESTION

Grant Beaty Nov 15 2016

You said: "On our most recent engine, we were able to run it for about 15 hours. Our next goal is 50 hours, which is the basic requirement for EPA certification as a handheld engine." What was the failure mode at 15 hours, and what changes do you anticipate will allow you run to 50 hours?

Alexander Shkolnik CEO FOUNDER Dec 2 2016

Hello Grant - Durability was not a focus until recently, as we have been focused on proving the power and efficiency of the engine. We previously were designing and building our own gears in house. This was mostly for speed of prototyping. Now the gear is our durability bottleneck as it shows wear after 20 hours. We have contracted a professional gear company to design and make new, significantly improved gears for us, and these will be tested shortly.

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Barnaby Zelman Oct 18 2016

Can you explain, in a nutshell, how you're different than the failed Wankel rotary engine? Also is your valuation based upon your "potential" military contracts, or something else as it does seem quite high for a seed round investment stage. Thank you!

Alexander Shkolnik CEO FOUNDER Oct 19 2016

Thank you for these questions. For difference between a Wankel, please have a look at: *http://liquidpiston.com/wp-content/uploads/2014/11/Wankel.png*
1) we have high compression ratio, constant volume combustion and over-expansion - thermodynamically much more efficient. The Wankel engine uses standard Otto (spark ignited gasoline) cycle, whereas we are an optimized Diesel. 2) The Wankel is an engineering beauty - simple and elegant, low vibration and high power density - BUT - it was always plagued by performance issues with seals (blowby), and lubrication/durability of these seals. The seals are located in the tips (apex) of the rotor, and move at high speed. Its impossible to seal the interface of the Apex seal to the Side seal so they have a lot of blowby from the corners. Its also challenging to lubricate these seals - they move at high speeds, they bounce around in the housing and cause "chatter"; they are usually lubricated by injecting oil into the charge, and most of the oil burns in the engine and only a fraction goes to the seal - this causes an emissions problem as well as durability issues. The poor fuel economy, emissions, and durability is what prevented the Wankel from taking off. The LiquidPiston X engine operates on the new HEHC cycle which takes advantage of high compression, constant volume combustion and over expansion - fundamentally different operation from the Wankel. But implementation wise, we are like a Wankel that has been flipped inside out. Because of that, the apex seals are in the housing - they are stationary, and we don't have the dynamics challenges or the chatter, and our seals are much easier to lubricate by directly supplying oil through the housing. In principle this oil should not mix with the charge air, and therefore should not burn. The seals are also easy to access when its time to replace them after thousands of hours - similar to a spark plug job (rather than a complete engine tear down required to change Wankel seals). Lastly, in our work with DARPA last year, we demonstrated 5x reduction in blowby vs a Mazda Wankel engine - this puts us close to a piston engine in sealing performance.

You are correct the valuation is high for a "seed". The valuation is based on 1) $20M previously invested into the company; 2) $5.5M in new DoD contracts that were just executed in September - these are signed but not fully "public" information as of yet - more details to come soon; 3) the opportunity for a disruptive engine technology is very large. Take a look at Westport Technologies, for example, which developed a new natural gas fuel injector for heavy duty truck applications, and was worth as much as $4 Bln shortly after IPO. If we are successful in our mission, we believe we will be very valuable. Our valuation reflects the potential value, discounted significantly for time to get there, and further discounted significantly for risk.

Thank you again for the good questions.

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RISKS

1 Financing Risk: Developing an engine is a time consuming and expensive process. The current financing provides funding to complement certain government contracts. The company will rely on raising a Series A, later in 2018 or 2019 to accelerate commercial adoption of the technology. While we think it is likely we will raise this round, this is not guaranteed, and the company requires external financing until it is self sufficient.

2 Technical Risk: The basic operating principles of the 'X' Engine have been established; however, optimization remains in order to reach the full

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OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, use of funds, and more.

THE FUNDING PORTAL

LiquidPiston is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

$1,000 min INVEST

Can I change my mind and get a refund?

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